EXHIBIT 99.3

CONSENT OF PERSONS TO BE NAMED AS DIRECTOR NOMINEES

I hereby consent to being named as a nominee to the Board of Directors of eCOST.com, Inc., a Delaware corporation, in its Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and in any amendments thereof.

May 5, 2004	/s/ MARK A. TIMMERMAN

Mark A. Timmerman